SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   December 30, 2004

SYS
(Exact Name of Registrant as Specified in Charter)

California	000-04169	95-2467354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5050 Murphy Canyon Road, Suite 200, San Diego, CA 92123
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code (858) 715-5500

(none)
(Former Name or Former Address, if Changed Since Last Report)

Item 2.01.        Completion of Acquisition or Disposition of Assets.

On December 16, 2004, SYS acquired all of the assets of Xsilogy, Inc. ("Xsilogy"), a privately held, San Diego-based provider of wireless sensor network technologies and applications. Xsilogy develops and markets low-cost wireless sensor modules, infrastructure products and software for creating, deploying and managing large machine-to-machine ("M2M") networks in industrial applications. The assets purchased consisted principally of intellectual property and technology, inventory, fixed assets and certain other intangible assets.

Consideration consists of cash, stock and the assumption of certain liabilities of which, (i) $344,000 of cash was paid in advance of or at closing and $78,000 of liabilities were assumed at closing; (ii) up to approximately $900,000, of which up to $200,000 may be in the form of SYS common stock and the remainder in cash,  may be earned and paid subject to certain milestones to be achieved from the date of closing through June 30, 2005 and (iii) up to a maximum of $3.5 million in additional contingent consideration, of which up to $2.5 million may be in the form of SYS common stock and the remainder in cash, may be earned and paid in installments, upon the completion of certain criteria from the date of closing through June 30, 2009. The transaction was completed pursuant to an Asset Purchase and Sale Agreement between SYS and Xsilogy.

The initial purchase price allocation is not expected to result in the recognition of any goodwill. However, future goodwill could be recognized if contingent payments are made.

Item 9.01.       Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired
(1)

Xsilogy's audited (i) Balance Sheet as of December 31, 2003 and December 15, 2004; (ii) Statement of Operations for the year ended December 31, 2003 and period from January 1, 2004 through December 15, 2004; (iii) Statement of Stockholders' Deficit for the year ended December 31, 2003 and period from January 1, 2004 through December 15, 2004; (iv) Statement of Cash Flows for the year ended December 31, 2003 and period from January 1, 2004 through December 15, 2004 and (v) related notes to consolidated financial statements along with the Report of Independent Registered Public Accounting Firm are filed with this report as Exhibit 99.1.

(b)	Pro Forma Financial Information
	(1)	Unaudited Pro Forma Combined Statement of Operations for the three months ended September 24, 2004 and the twelve months ended June 30, 2004 for SYS and Xsilogy and the related notes thereto are filed with this report as Exhibit 99.2.
(c)	Exhibits
	23.1	Consent of Independent Registered Public Accounting Firm
99.1

Xsilogy's audited (i) Balance Sheet as of December 31, 2003 and December 15, 2004; (ii) Statement of Operations for the year ended December 31, 2003 and period from January 1, 2004 through December 15, 2004; (iii) Statement of Stockholders' Deficit for the year ended December 31, 2003 and period from January 1, 2004 through December 15, 2004; (iv) Statement of Cash Flows for the year ended December 31, 2003 and period from January 1, 2004 through December 15, 2004 and (v) related notes to consolidated financial statements along with the Report of Independent Registered Public Accounting Firm.

	99.2	Unaudited Pro Forma Combined Statement of Operations for the three months ended September 24, 2004 and the twelve months ended June 30, 2004 for SYS and Xsilogy and the related notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

SYS
(Registrant)

Date: March 23, 2005	By:	/s/ Edward M. Lake
Edward M. Lake
Chief Financial Officer